Exhibit 21.1

Entity	Country of Incorporation
CEP V DMS US Blocker Company	United States – Delaware
Digital Media Solutions Holdings, LLC	United States – Delaware
Digital Media Solutions, LLC	United States – Delaware
Forte Media Solutions, LLC	United States – Delaware
PureFlow Marketing, LLC	United States – Delaware
SchoolAdvisor, LLC	United States – Delaware
Protect.com LLC	United States – Delaware
Car Loan Pal Holdings LLC	United States – Delaware
Sparkroom Holdings LLC	United States – Delaware
Sparkroom LLC	United States – Nebraska
Best Rate Holdings, LLC	United States – Delaware
DMS Engage, LLC	United States – Delaware
W4 Holding Company, LLC	United States – Delaware
DMS UE Acquisition Holdings Inc.	United States – Delaware
UE Authority, Co.	United States – California
SmarterChaos.com, LLC	United States – Colorado
She Is Media, LLC	United States – Colorado
Dealtaker, LLC	United States – Colorado
Aimtell Holdco, Inc.	United States - Delaware
Aimtell, LLC	United States - Delaware
PushPros LLC	United States - Texas
Aramis Interactive, LLC	United States - Texas
Edge Marketing, LLC	United States - Delaware
Peak Vertex LLC	United States - Delaware
Traverse Data Inc	United States - Delaware
DMS CD Holdings (UK) Limited	United Kingdom
DMS CD (Netherlands) B.V.	Netherlands
Limited Liability Company "DMS CD (Ukraine)"	Ukraine